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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

CENTEX CORPORATION
3333 HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FOR IMMEDIATE RELEASE

For additional information, contact at 214-981-5000:
Leldon E. Echols, Executive Vice President & Chief Financial Officer
Matthew G. Moyer, Vice President – Investor Relations
Todd D. Newman, Senior Vice President – Centex Development Company, L.P.

CENTEX PROPOSES 2-FOR-1 SPLIT ON COMMON STOCK
AND A DOUBLING OF ITS ANNUAL CASH DIVIDEND

Centex Also Proposes Consolidation of
Centex Development Company, L.P. and 3333 Holding Corporation

DALLAS – Nov. 18, 2003: During its annual investor conference held today in New York, Centex Corporation (NYSE:CTX) announced that its Board of Directors has authorized a 2-for-1 split of Centex Corporation common stock in the form of a stock dividend. Centex’s annual cash dividend will remain at $.16 per share per year, effectively doubling the company’s annual dividend to its stockholders. The split and the dividend increase are subject to shareholder approval of an increase in the number of shares the company is authorized to issue, and to final approval of the stock split by the Executive Committee of the Board of Directors.

     A special shareholder meeting to approve an increase in the number of authorized common shares from 100 million shares (par value $.25 per share) to 300 million shares will be scheduled as soon as possible and is expected to occur within the next 120 days. If Centex receives the requisite votes and the Executive Committee approves the stock split, the Board of Directors will determine a record date and distribution date for the stock dividend. Upon completion of the stock split, approximately 125 million shares of Centex common stock will be outstanding.

     “The action of the Board of Directors regarding the stock split reflects confidence in Centex’s future as well as our desire to maintain the stock’s liquidity and keep shares affordable for a wide range of investors,” said Centex Chairman and CEO Larry Hirsch. He added, “The increase in the cash dividend is evidence of the financial strength of Centex and our ability to pay a larger cash dividend to our shareholders while meeting the capital needs of our rapidly growing core businesses.”

     The company also announced today that 3333 Holding Corporation (“Holding”) and Centex Development Company, L.P. (“CDC”) have entered into agreements with Centex Corporation which, if approved by the shareholders of Centex Corporation and Holding, will end the tandem trading relationship between Centex common stock and equity interests in Holding and CDC. This action will effect a consolidation of Holding and CDC as indirect, wholly owned subsidiaries of Centex Corporation. This shareholder approval will be sought at the special meeting referred to above.

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Centex Proposes 2-for-1 Common Stock Split and Doubling of Annual Cash Dividend	Page 2 of 3

     Because of their beneficial ownership in Holding and CDC, the Centex Corporation shareholders who are record holders at the time the consolidation takes effect will receive aggregate cash compensation of $.02 per share, which is equivalent to 50% of last quarter’s cash dividend. Centex stockholders would continue to own indirectly the same equity value in Holding and CDC before and after consummation of the transaction. Full financial statements for CDC and Holding are included in the most recent Form 10-Q for the quarter ended September 30, 2003 and the March 31, 2003 Form 10-K, together with a pro-forma consolidation with Centex. Taking into account assets, debt and shareholders equity in Holding and CDC, as well as net earnings, the consolidation will not impact Centex’s credit ratings.

     Centex believes the consolidation of CDC and Holding (if approved by shareholders) will be beneficial because, among other considerations, it will: (i) allay confusion among investors surrounding the tandem trading relationship; (ii) eliminate the additional cost of having two public companies, Holding and CDC, without affecting the underlying businesses; and (iii) permit Fairclough Homes Group, Ltd., a UK homebuilding subsidiary of CDC, to be managed directly by Centex Homes, which is the principal home building subsidiary of Centex. Over the past year, CDC and Holding have taken advantage of strong investor demand, selling a number of their assets and land positions. Centex does not intend to allocate any new capital to CDC, as nearly all of the available capital of Centex is being allocated to its home building operation.

     As part of the transactions to eliminate the tandem trading of Holding common stock, Centex, Holding and CDC have signed and delivered two separate merger agreements and an amendment of the nominee agreement, and the shareholder warrants to acquire limited partnership interests in CDC will be eliminated. The Board of Directors of Holding formed a special committee consisting solely of independent directors to evaluate the consolidation and related transactions. In conjunction with its legal and financial advisors, the special committee reviewed the proposed transactions and then negotiated with Centex, culminating in the agreements that were reached yesterday. The special committee has received a fairness opinion on these transactions from the investment banking firm of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. Certain of these transactions will require approval by the shareholders of Centex and Holding at the special meeting described above. For these reasons, there can be no assurance that consolidation, or any of the other transactions described above, will occur on the terms described above, if at all.

     Mr. Hirsch noted that, “This consolidation is consistent with other actions taken recently to align our portfolio of businesses with investor interests. These actions include the recent spin-off of Cavco Industries (NASDAQ:CVCO), a manufactured housing company, and the imminent spin-off of Centex Construction Products, Inc., a construction materials company (NYSE:CXP).” Mr. Hirsch further noted that, “All of these actions underscore Centex’s commitment to grow its home building business and other core businesses. We are focusing on the businesses we know best and which offer our shareholders the greatest opportunity for significant returns on equity and increased earnings in the future.”

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Centex Proposes 2-for-1 Common Stock Split and Doubling of Annual Cash Dividend	Page 3 of 3

     Proxy statements detailing the foregoing will soon be filed with the Securities and Exchange Commission. Once the documents are cleared by the SEC, they will be mailed to Centex Corporation shareholders, who are also the beneficial owners of the Holding common stock and the stockholder warrants of CDC, for their review prior to the special meeting to be held within 120 days.

     Through its subsidiaries, Dallas-based Centex, a Fortune 250 company, ranks as one of the nation’s premier companies in the Home Building, Financial Services, Home Services and Construction Services industries.

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Additional Information and Where to Find It. In connection with the stock split and the consolidation, Centex and Holding will be filing a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read such proxy statement when it becomes available because it will contain important information. Centex, Holding, CDC and certain of their officers and directors may be deemed to be participants in the solicitation of proxies for the special meeting. Information regarding any interests that they have in the transactions will be described in the proxy statement. Investors and other security holders can obtain copies of the proxy statement free of charge when it becomes available by directing a request to Centex Corporation, Investor Relations, 2728 North Harwood, Dallas, Texas 75201 Telephone: (214-981-6901). You may also obtain free copies of the proxy statement when it becomes available by accessing the SEC’s website at http://www.sec.gov.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex or Holding is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to any discussions of the expected performance and results of operations of Centex or Holding, risks and uncertainties include the following: general economic conditions and interest rates; the cyclical and seasonal nature of Centex’s or Holding’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financial programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of Centex’s or Holding’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in Centex’s and Holding’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2003, which are filed with the Securities and Exchange Commission.